Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Synthetic Biologics, Inc.
Rockville, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2020, relating to the consolidated financial statements of Synthetic Biologics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

Potomac, Maryland

October 28, 2020